EXHIBIT 23.2

To the Stockholders and Board of Directors of Tasty Fries, Inc.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2004, which is included in the annual report on Form 10-KSB of Tasty Fries, Inc. for the year ended January 31, 2004.

Baratz & Associates, P.A.
Marlton, New Jersey
July 20, 2004